EXHIBIT 10.74

HIBERNIA

[DATE]

[NAME]
[ADDRESS]

Re: Grant of Nonqualified Stock Option	Grant No. [GRANT NO.]

Dear [NAME]:

Under the terms of the Hibernia Corporation (the “Company”) 2003 Long-Term Incentive Compensation Plan, as amended, (the “Plan”), you are hereby granted an option to purchase shares of the Company’s no par value Class A voting common stock (the “Common Stock”). This letter is intended to provide you with notice of the terms and conditions applicable to your grant. Unless defined below, capitalized terms used herein shall have the meanings ascribed to them in the Plan.

1. Grant. Effective as of [DATE] (the “Grant Date”), you are granted a Nonqualified Stock Option (the “Option”) to purchase from the Company [SHARES] shares of Common Stock at an exercise price of [PRICE] per share, which is the Fair Market Value of the Common Stock as of the Grant Date (as calculated under the Plan), as such number of shares and/or exercise price may be adjusted from time to time pursuant to the terms of the Plan.

2. Vesting; Exercise. Except as otherwise provided herein, the Option will vest and be exercisable, in accordance with the following schedule:

Your	Option may be exercised on or after [the second anniversary of the grant date] to acquire [50% of the shares];

Your	Option may be exercised on or after [the third anniversary of the grant date] to acquire 25% of the shares]; and

Your	Option may be exercised on or after the fourth anniversary of the grant date] to acquire 25% of the shares].

[DATE]

3. Expiration of Option and Additional Vesting Provisions. The Option granted hereunder will remain exercisable during the period of your employment with the Company and its Affiliates and will expire ten years from the Grant Date (the “Expiration Date”). If you cease to be employed by the Company and any Affiliate prior to the Expiration Date, the Option granted hereunder will be exercisable as follows:

a.	If your employment ceases on account of your Retirement, death or Disability, any portion of the Option granted hereunder that has not vested shall vest and be exercisable as of the date of cessation of employment and the Option granted hereunder will remain exercisable until the earlier of (i) the lapse of the three-year period following your cessation of employment, or (ii) the Expiration Date.

b.	If your employment ceases for any other reason, including Cause, any portion of the Option granted hereunder that has not vested shall be forfeited and cancelled without any additional notice and without the payment of any compensation and, except as provided in subpart (c) below, any portion of the Option granted hereunder that has vested and is exercisable will remain exercisable until the earlier of (i) the lapse of the 90-day period following your cessation of employment, or (ii) the Expiration Date.

c.	If your employment ceases as a result of termination for Cause an defined in subparagraphs (a), (b), (c) or (d) of Section 2.3 of the Plan, any portion of the Option granted hereunder that has vested and is exercisable shall be forfeited and cancelled without any additional notice and without the payment of any compensation.

4. Manner of Exercise. The Option granted hereunder shall be exercised, in whole or in part, by providing written notice to the Executive Compensation Committee (the “Committee”) or its designee, which notice shall specify the number of shares of Common Stock to be purchased and be accompanied by the full exercise price for such shares. You can pay the exercise price in the form of cash or cash equivalents and/or by delivery of shares of Common Stock that you have owned for at least six months or that you acquired on the open market. Common Stock tendered in payment of the option price shall be valued at the Fair Market Value (as calculated under the Plan) as of the date of exercise. You can also pay the exercise price through a broker assisted transaction as authorized by the Plan, provided that the proceeds thereof are applied to the payment of the exercise price and provided further that such transaction is then permissible under applicable law and has been authorized by the Committee. The Company may, in its discretion, require that you furnish the Company with an opinion of counsel acceptable to the Company that the transaction is permissible under applicable law.

Delivery of certificates representing shares of Common Stock will be made by the Company promptly after receipt of your notice of exercise and payment in full of the exercise price and any amounts required to be withheld pursuant to applicable tax laws in connection with such exercise; provided, however, that the Company’s obligation to deliver certificates to you may be postponed, in the sole discretion of the Committee, for any period necessary to list, register or otherwise qualify the shares under applicable Federal or state securities laws. No fractional shares will be issued pursuant to the exercise of this Option.

[DATE]

5. Transferability of Options. Except as expressly provided herein, your Option is not subject in any manner to sale, transfer, pledge, assignment or other encumbrance or disposition, whether by operation of law or otherwise and whether voluntarily or involuntarily, except by will or the laws of descent and distribution.

If your employment ceases on account of your death prior to your exercise of the Option granted hereunder and prior to the Expiration Date, the Option may be exercised by the executor(s) or administrator(s) of your estate or by the person designated by will or entitled by the laws of descent and distribution.

With the prior consent of the Committee, the Option granted hereunder can be transferred to members of your immediate family, any trust for the benefit of you or your immediate family members, and/or partnerships or other entities whose partners, members or shareholders are you and/or your immediate family members. For purposes of this paragraph 5, the term “immediate family” shall have the meaning ascribed to such term in Rule 16a-1(e) promulgated under the Exchange Act. As a condition to any such transfer, you and your transferees will be required to enter into a written agreement with the Company acknowledging that the transferred Option is subject to the provisions of the Plan, this agreement, and such additional terms and conditions as the Committee may deem necessary or appropriate.

6. Shareholder Rights. Prior to the issuance of shares of Common Stock hereunder, you will have no rights as a shareholder of the Company with respect to the shares subject to the Option granted hereunder. Until such time, you will not be entitled to dividends or distributions with respect to the option shares or to vote such shares on any matter submitted to the shareholders of the Company.

7. Employment. Neither the granting of the Option nor any term or provision of this agreement shall constitute or be evidence of any understanding, express or implied, on the part of the Company or any of its Affiliates to employ you or retain your services for any period.

8. Change of Control. In the event of a Change of Control, any portion of the Option granted hereunder that has not vested shall vest and be exercisable immediately and will remain exercisable until the later of (a) the six-month period following such Change of Control or (b) the period described in Section 3 hereof, but in no event after ten years from the Grant Date.

9. Additional Requirements. You acknowledge that Common Stock acquired hereunder may bear such legends as the Company deems appropriate, whether to comply with applicable Federal or state securities laws or the terms of the Plan. In connection therewith and prior to the issuance of such shares, you may be required to deliver to the Company such other documents as may be reasonably required to ensure compliance with applicable Federal or state securities laws or with such representations as the Committee deems necessary.

[DATE]

10. Return of Economic Value. Under certain circumstances, if you voluntarily terminate or if you are terminated for Cause, you may be required to return to the Company all or a portion of the Economic Value of the Option as described in Section 11.6 of the Plan. (The terms “Cause” and “Economic Value” are used as defined in the Plan.) If a Change of Control occurs prior to your termination, this Section 10 shall not apply and you shall not be required to return to the Company the Economic Value of the Option.

11. Subject to the Plan. The Option granted hereunder is subject to additional terms and conditions set forth in the Plan and to the rules and regulations established by the Executive Compensation Committee of the Board of Directors of the Company.

Very truly yours,

HIBERNIA CORPORATION

By:
[NAME]
[TITLE]

ACKNOWLEDGMENT AND ACCEPTANCE

OF GRANT OF NONQUALIFIED STOCK OPTION

The undersigned acknowledges receipt of and accepts the Grant of Nonqualified Stock Option dated                     , 200  . The undersigned further acknowledges receipt of the Plan and a prospectus containing additional information about the Plan, copies of which are located on InSite at Employee Central, Stock Option Information, 2003 Long-Term Incentive Compensation Plan, and a copy of the Company’s 2003 Annual Report located on InSite at Employee Central, Stock Option Information.

The undersigned understands that the Option grant is subject to the terms and conditions of the Plan in addition to the terms and conditions of the Option Agreement.

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